                                                                   EXHIBIT 10.17

                          RESEARCH PURCHASE AGREEMENT


Effective as of March 26, 1996, by and between PHARMACIA BIOTECH AB, a company organized and existing under the laws of Sweden, and having its address at Bjorkgatan 30, S-751 82 Uppsala, Sweden (hereinafter referred to as "PHARMACIA") and APPLIED IMAGING CORP., a company organized and existing under the laws of California, and having its address at 2380 Walsh Avenue, Building B, Santa Clara, CA 95051, USA (hereinafter referred to as "IMAGING").

In consideration of the mutual promises herein, the parties have agreed as follows;


1.   DEFINITIONS

1.1  "Product" shall mean RediGrad(TM) with the specifications given in Schedule
     A.
                                           -----------

1.2 "Results" shall mean any and all results, including intellectual property, achieved, developed, invented or discovered by Imaging based upon or involving the Product in anyway.


2.   MANUFACTURE AND SALE

2.1 During the term of this Agreement, Pharmacia agrees to manufacture for and sell to Imaging, and Imaging agrees to purchase from Pharmacia the Product in such quantities as Imaging may order from time to time in accordance with the terms and conditions of this Agreement.

2.2 Pharmacia hereby gives Imaging the right to use the Product in the area of research described in Schedule B.
                           ----------

2.3 Imaging shall not use the Product in any way nor market, distribute or sell the Product to any third party deviating from the provisions of this Agreement without prior written approval from Pharmacia.

 2.4 Imaging may assign development and evaluation tasks to subsidiaries and evaluators bound by applicable confidentiality agreements, such subsidiaries and evaluators to then be bound by the terms of this Agreement.

 2.5 Imaging shall have the option during the term of this Agreement to enter into a resale purchase agreement with Pharmacia, the terms of which shall be negotiated in good faith.



                                      1(6)

                      [*Confidential Treatment Requested]

3.   GENERAL TERMS

3.1  Pharmacia's General Conditions of Sale as given in Schedule C shall apply
                                                        ----------
     with the modifications presented in this Agreement.

3.2 Orders from Imaging to Pharmacia shall be made through the OEM business unit via facsimile or mail. Applicable addresses as well as the requirements relating to such orders are given in Schedule D.
                                                       -----------

4.   PRICES, DELIVERIES AND PAYMENTS

4.1  The terms of payment specified in Schedule E shall apply to any purchase of
                                       ----------
     the Product made by Imaging.


5.   HANDLING OF RESULTS

5.1 The Results shall be owned solely by Imaging. Pharmacia waives all rights and/or obligations connected to such Results.

5.2 Any and all patent applications based on the Results will be handled and paid by Imaging.


6.  WARRANTY AND DISCLAIMER

6.1 Pharmacia warrants good and marketable title to the Product covered by this Agreement, and that the Product will meet the specifications given in Schedule A.

     PHARMACIA MAKES NO WARRANTY THAT THE PRODUCT UNDER THIS AGREEMENT IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE, NOR LEAVES ANY OTHER WARRANTIES EITHER EXPRESSED OR IMPLIED BY OPERATION OF LAW OR OTHERWISE. THE ONLY LIABILITY ACCEPTED IN THE CASE THAT THE PRODUCT IS NOT CONFORMING TO THE SPECIFICATIONS GIVEN SHALL BE EITHER REPAIR OR REPLACEMENT AT NO COST TO IMAGING. IN NO EVENT SHALL PHARMACIA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.


7.   INDEMNIFICATION

7.1 Pharmacia agrees to indemnify and, at its option, defend Imaging from and against any and all claims, losses or damages arising from or related to the manufacture, storage, handling, use or application of the Product so long as such claims, losses or



                                      2(6)
     damages are due to the negligent acts or omissions of Pharmacia, its agents or employees.

7.2 Imaging agrees to indemnify and, at its option, defend Pharmacia from and against any and all claims, losses or damages arising from or related to the use or application of the Product so long as such claims, losses or damages are due to the negligent acts or omissions of Imaging or its employees.


8.   TERM AND TERMINATION

8.1 Unless terminated in accordance with this Agreement, the primary term of this Agreement comes into effect on the first date above written and shall remain in effect until, June 30th 1997.

8.2 This Agreement may be terminated prior to the expiration of the aformentioned primary term or any extension thereof under any of the following conditions and in the manner below described:

     (a) If any proceeding is filed or commenced against either party under bankruptcy, insolvency or debtor relief, the other party may do so by giving written notice to the breaching party that the Agreement will terminate on the 30th day from the date of the notice unless cure is sooner effected. If, however, either party is dissolved, liquidated, discontinued, or becomes insolvent, the Agreement may be terminated on the 15th day from the date of the notice.

     (b) By either party, if by reason of force majeure, as defined in Section 9 below, the obligations imposed on either party hereunder cannot and in the forseeable future will not be discharged.

8.3 In the event that this Agreement is terminated for the breach of either party, the duties and obligations of the breaching party which have accrued prior to termination, including (without limitation by enumeration) the obligation to produce and ship ordered quantities of the Product and the correlative obligation to pay for such quantity, shall not be released or discharged by such a termination.


9.  TRADEMARKS

9.1 Imaging is not authorized to use and shall not use the name of Pharmacia in its corporate name or in any trade name or business. Imaging shall not register or use any trademark or name of Pharmacia, its affiliates or subsidiaries, for the Product or for any Results without Pharmacia's prior written consent.



                                      3(6)

10.  FORCE MAJEURE

10.1 The obligations of either party hereunder shall be excused or suspended to the extent performance is prevented or delayed by any future condition, which

     (i) is beyond the reasonable control, and without the fault or negligence, of the party affected thereby,

     (ii) was not foreseeable by such party at the time this Agreement was entered into, and

     (iii) could not have been prevented by such party taking reasonable steps. Such conditions shall include, but not be limited to, war mobilization, riots, fire, explosion, flood, insurrection, embargo, currency restriction, shortage of transport, general shortage of material and acts or omissions or governments in their sovereign capacity.

10.2 The party invoking relief hereunder, shall, within seven (7) days after commencement of the condition there mentioned, give written notice thereof and of the anticipated consequences thereof, to the other party. Within seven (7) days after termination or cessation of such conditions, the affected party shall give further written notice to the other party detailing the actual results of such condition.

10.3 In the event of any such condition, the party affected thereby shall take all reasonable measures to mitigate and minimize the effect of the condition, and to resume as promptly as possible the diligent performance of its obligations under this Agreement. Nothing herein shall, however, obligate either Party to settle strikes or other labor disputes except on terms and conditions which it, in the exercise of its sole discretion, deems appropriate.


11.  CONFIDENTIALITY

11.1 The parties shall act fully in accordance with the terms of the Secrecy Agreement between the parties hereto dated November 8, 1995. Such terms shall apply to, the disclosure of confidential information by both parties and the obligation to secrecy shall remain in effect for the term of said Secrecy Agreement or until two years after the termination of this Agreement, whichever the latest.


12.  PUBLICATION

12.1 Imaging shall be entitled to publish Results. Any publication disclosing the Product name or a description of the Product is subject to review and prior written approval by Pharmacia. If Pharmacia has failed to respond to such a request for permission for a period of more than 3 months, Imaging shall be entitled to go ahead and publicize the Results in question.



                                      4(6)

13.  ASSIGNMENT

13.1 This Agreement may be assigned by Pharmacia to any party at any time; provided, however, that in case of such assignment, the rights granted to Imaging herein shall remain in effect without change.


14.  DISPUTES AND APPLICABLE LAW

14.1 This Agreement shall be governed by and construed in accordance with the laws of Sweden.

14.2 Any and all disputes shall be settled by arbitration in accordance with the rules of the London Court of International Arbitration. The place of arbitration shall be in London, England.

14.3 In and so far as English law applies to the arbitration hereby agreed, the parties agree to exclude any right of application or appeal to the English courts in connection with any question of law arising in the course of the reference or out of the award.



15.  SEVERABILITY

15.1 In the event that any provision of this Agreement shall be found to be void or unenforceable, such a finding shall not be construed as to render any other provision of this Agreement neither void nor unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either party.

16.  NOTICES

16.1 All notices given hereunder shall be in writing and delivered in person or sent by first-class mail to the other party at its address as may be specified to the other party in the manner provided. Unless specified otherwise, any notice so given shall be deemed to have been given when so personally delivered or mailed.

     To Pharmacia:
     Att.  Bob Penney
     Pharmacia Biotech AB
     Bjorkgatan 30
     S-751 82 Uppsala
     Sweden



                                      5(6)

To Imaging:
Att. Dr. Michael Burgett
Applied Imaging Corp.
2380 Walsh Avenue, Building B,
Santa Clara, CA 95051
USA


17.  AGREEMENT MODIFICATION

17.1 Modification shall only be taken by the parties in writing and expressly designated as a modification of this Agreement.


18.  AUTHORITY

18.1 The parties hereby represent that they have full power and authority to enter into and perform this Agreement and the parties know of no agreements, contracts, promises or undertakings which would prevent the fall execution and performance of this Agreement.

19.  ENTIRE AGREEMENT

19.1 This agreement shall constitute the entire agreement between the parties on this subject matter, and it supersedes all previous negotiations, agreements and commitments relating to this subject matter.



IN WITNESS WHEREOF the authorized representatives of the parties hereto have signed this Agreement.


PHARMACIA BIOTECH AB                                APPLIED IMAGING INC


/s/ [Signature Unreadable]                          /s/ [Signature Unreadable]


/s/ [Signature Unreadable]                          /s/ [Signature Unreadable]



                                      6(6)

                                   PHARMACIA
                                    BIOTECH

SCHEDULE A

REDIGRAD(TM) SPECIFICATIONS

Product Code Number:              17-1270-01
Product Pack Size:                1 Litre
Product Description:

RediGrad TM is a colloidal solution of silica coated with silane. Its main application is in the separation of cells and cell components by density centrifugation. The product is colourless to slightly yellow and supplied sterile in plastic bottles.


    Test/Characteristic            Test Method          Limits

1.  [*]                                [*]                [*]

2.  [*]                                [*]                [*]

3.  [*]                                [*]                [*]

4.  [*]                                [*]                [*]

5.  [*]                                [*]                [*]

6.  [*]                                [*]                [*]


                     [*Confidential Treatment Requested]

                                   PHARMACIA
                                    BIOTECH


SCHEDULE B

RESEARCH AREA FOR USE OF REDIGRAD(TM)

The following describes the sole agreed area of research in which RediGrad will be used by the parties named in the Research Purchase Agreement. RediGrad must not be used outside the specified areas of research and it's use is covered by the terms contained in the Research Purchase Agreement.

DESCRIPTION OF RESEARCH AREA FOR USE OF REDIGRAD BY APPLIED IMAGING CORP.

1) The development of methods and applications incorporating RediGrad into a water-soluble, meltable gel by which one or more layers are stabilized as a density controlled product for the separation & isolation of mononuclear cells, granulocytes, red blood cells and platelets from blood samples.

                                   PHARMACIA
                                    BIOTECH

SCHEDULE C (1 Of 3)
PHARMACIA BIOTECH ("Pharmacia")

GENERAL CONDITIONS OF SALE
(1994-07-04)

PREAMBLE

1. These General Conditions shall apply to all sales of products by Pharmacia. Any modification or deviation must be agreed in writing.

PRODUCT INFORMATION

2. All information and data contained in product brochures and price lists are binding only if expressly included in the contract.

DRAWINGS AND DESCRIPTIONS

3. All information regarding price, technical and other data in catalogues, advertisements, price lists and other marketing material are approximate. Such information shall not be binding unless expressly referred to in the contract.

4. All drawings and technical specifications for the design of the Product or part thereof shall remain Pharmacia's not be used, copied, or else be disclosed to any third party.

TERMS OF DELIVERY.  PASSING OF RISK

5. Any term of delivery shall be construed according to the INCOTERMS in force at the signing of the contract. If no term of delivery is agreed the delivery shall be Delivered Duty Paid (DDP).

    Partial shipments shall be permitted.

TIME FOR DELIVERY.  DELAY

6. If the parties, have specified a period of time during which delivery shall take place, such period shall start on the date when Pharmacia receives the Purchaser's order.

7. If Pharmacia anticipates that he will not be able to deliver the Product in time, he shall notify the Purchaser in writing, stating the reason, and, if possible, the time when delivery can be expected.

8. If delay in delivery is caused by any of the circumstances mentioned in Clause 27 (Force Majeure) or by an act or omission on the part of the Purchaser, the time delivery shall be extended by a period which is reasonable having regard to all the circumstances in the case. This provision applies even if the reason for the delay occurs after the agreed tine for delivery.


[Page break altered from original]

9. If the Product is not delivered in time, the Purchaser is entitled to liquidated damages from the agreed delivery date.

     The liquidated damages shall be payable at a rate of 0.5 per cent of the purchase price for the delayed part for each completed week of delay. The liquidated damages shall not exceed 7.5 per cent of the purchase price.

     The liquidated damages become due at the Purchaser's written demand but not before delivery has been completed or the contract is terminated under Clause 11.

     The Purchaser shall waive his right to liquidated damages if he has not filed a claim for such damages within six months after the agreed delivery time.

10. If the Purchaser is entitled to maximum liquidated damages and if the Product is still not delivered, the Purchaser may demand in writing delivery within a final reasonable period which shall not be less than one week. If Pharmacia does not deliver within such final period and if the Purchaser is not responsible therefore, then the Purchaser may by notice in writing to Pharmacia terminate the contract. Such termination shall only be in respect of such part of the product as cannot be used as intended by the parties as a consequence of Pharmacia's failure to deliver.

     If the Purchaser terminates the contract he shall be entitled to compensation for the loss he has suffered as a result of Pharmacia's delay The total compensation, including the liquidated damages payable under Clause 10, shall not exceed 15 per cent of that part of the purchase price which is attributable to the part of the product in respect of which the contract is terminated.

11. Liquidated damages under Clause 10 and termination of the contract with limited compensation under Clause 11 are the only remedies available to the Purchaser in case of Pharmacia's delay. All other claims against Pharmacia based on such delay shall be excluded, except where Pharmacia has been guilty of gross negligence.

12. If the Purchaser anticipates that he will be unable to accept delivery of the product at the delivery time, he shall notify Pharmacia stating the reason, and, the time when he will be able to accept delivery.

     If the Purchaser fails to accept delivery at the delivery time he shall pay the purchase price which becomes due on delivery. Pharmacia shall arrange for storage of the Product at the risk and expense of the Purchaser. Pharmacia shall also, if the Purchaser so requires, insure the Product at the Purchaser's expense.

                                   PHARMACIA
                                    BIOTECH

SCHEDULE C (2 of 3)

13. Unless the Purchaser's failure to accept delivery is due to any such circumstance as mentioned in Clause 36 (Force Majeure), Pharmacia may by notice in writing require the Purchaser to accept delivery within a final reasonable period.

     If, the Purchaser fails to accept delivery within such period, Pharmacia may by notice in writing terminate the contract in whole or in part. Pharmacia shall then be entitled to compensation for the loss it has suffered by reason of the Purchaser's default. The compensation shall not exceed that part of the purchase price which is attributable to that part of the Product in respect of which the contract is terminated.

PRICE AND PAYMENT

14. Unless otherwise stated in the contract, Pharmacia may charge an administrative fee of ECU 15 for orders for less than ECU 100.

     In addition to the price, Pharmacia may charge the VAT applicable at any time.

15. Payment shall be made without any deduction or set-off within 30 days of the date of invoice, unless otherwise agreed in writing.

16. Payment shall not be deemed to have been effected before Pharmacia's account has been fully and irrevocably credited.

17. If the Purchaser fails to pay all the stipulated date, Pharmacia shall be entitled to interest from the day on which payment was due. The rate of interest shall be as agreed between the parties. The rate of interest shall be 12 per cent per annum unless otherwise agreed by the parties.

     In case of late payment Pharmacia may, after having notified the Purchaser in Writing, suspend his performance of me contact until he receives payment.

     If the Purchaser has not paid the amount due within three months Pharmacia may terminate the contract by notice in writing to the Purchaser and claim compensation for the loss incurred. The compensation shall not exceed the agreed purchase price.

RETENTION OF TITLE

18. The Product shall remain the property of Pharmacia until paid for in full to the extent that such retention of property is valid under the applicable law. The Purchaser shall at the request of Pharmacia assist him in taking any measures necessary to protect Pharmacia's title to the Product in the country concerned. The retention of title shall not affect the passing of risk under Clause 5.


[Page break altered from original]

LIABILITY FOR DEFECTS

19. Pursuant to the provisions of Clauses 19-24, Pharmacia shall remedy or replace any defect resulting from faulty design, materials or workmanship which appear within one year from delivery or such shorter period or expiry date as may be indicated on any package insert or other material accompanying consumable products.

     When a defect in a part of the Product has been remedied, Pharmacia shall be liable for defects in the repaired or replaced part according to this Clause 18. For the remaining parts of the Product the period shall be extended only by a period of time during which the Product has been out of operation as a result of the defect.

20. The Purchaser shall without undue delay notify Pharmacia of any defect which appears. Such notice shall under no circumstances be given later than two weeks after discovery of the defect. The notice shall contain a description of the defect.

     If the Purchaser does not notify Pharmacia of a defect within such time limit, he shall lose his right to have the defect remedied.

21. Necessary transport of the Product and/or parts in connection with the remedying of defects for which Pharmacia is liable shall be at the risk and expense of Pharmacia.

22. Defective parts which have been replaced shall be made available to Pharmacia.

23. Pharmacia is not liable for defects arising out of materials provided by or a design stipulated or specified by the Purchaser.

     Pharmacia is liable only for defects which appear under the conditions of operation provided for in the contract and under proper use of the Product and Pharmacia's liability does not cover defects which are caused by faulty maintenance, incorrect erection or faulty repair by the Purchaser, or by alterations carried out without Pharmacia's consent in writing. Finally Pharmacia's liability does not cover normal wear and tear or deterioration.

24. Notwithstanding the provisions of Clauses 19-24 Pharmacia shall not be liable for defects in any part of the Product for more than two years from the beginning of the period given in Clause 19.

                                   PHARMACIA
                                    BIOTECH

SCHEDULE C (3 OF 3)

25. Save as stipulated in Clauses 19-24, Pharmacia shall not be liable for defects. This applies to any loss the defect may cause including loss of production, loss of profit and other indirect loss. This limitation of Pharmacia's liability shall not apply if he has been guilty of gross negligence.

LIABILITY FOR DAMAGE CAUSED BY THE PRODUCT

26. Pharmacia shall not be liable for any damage to property caused by the property after it has been delivered and product after it is in the possession of the Purchaser. Nor shall Pharmacia be liable for any damage to products manufactured by the Purchaser, or to products of which the Purchaser's products form a part.

     If Pharmacia incurs liability towards any third party for such damage to he Purchaser shall indemnify, defend and hold Pharmacia harmless.

     If a claim for damage as described in this Clause is lodged by a third party against one of the parties, the latter shall immediately inform the other party thereof in writing.

     Pharmacia and the Purchaser shall be mutually obliged to let themselves be summoned to the court or arbitral tribunal examining claims for damages lodged against one of them on the basis of damage allegedly caused by the Product.

     The limitation of Pharmacia's liability in the first paragraph of this Clause shall not apply where Pharmacia has been guilty of gross negligence.

FORCE MAJEURE

27. Either party shall be entitled to suspend performance of his obligations under the contract to the extent that such performance is impeded or made unreasonably onerous by any of the following circumstances: industrial disputes and other circumstance beyond the control of the parties such as fire, war (whether declared or not), extensive military mobilization, insurrection, requisition, seizure, embargo, restrictions in the use of power and defects or delays in deliveries by sub-contractors caused by an such circumstances referred to in this Clause. A circumstance referred to in this Clause which had occurred prior to the formation of the contract shall give a right to suspension only if its effect on the performance of the contract could not be foreseen at the time of the formation of the contract.

28. The Party claiming to be affected by Force Majeure shall notify the other party in writing without delay on the intervention and on the cessation of such circumstance.

     If Force Majeure prevents the Purchaser from fulfilling his obligations, he shall compensate Pharmacia for expenses incurred in securing and protecting the Product

29. Regardless of what might otherwise follow from these General Conditions, either party shall be entitled to terminate the contract by notice in writing to the other party if performance of the contract is suspended under Clause 26 for more than six months.

[Page break altered from original]

EXPORT CONTROL

30. Pharmacia's delivery of an Product is contingent upon the obtaining export license required by any country.

ANTICIPATED NON-PERFORMANCE

31. Each party shall be entitled to suspend the performance of his obligations under the contract, where the other party will not be able to perform his obligations. A party suspending his performance of the contract shall immediately notify the other party thereof in writing.

CONSEQUENTIAL LOSSES

32. Save as elsewhere stated in these conditions there shall be no liability for either party towards the other party for loss of production, loss of profit, loss of use, loss of contracts or for any consequential, economic or indirect loss whatsoever.

APPLICABLE LAW AND DISPUTES

33. The contract shall be governed by the substantive law of the country of the Purchaser.

34. All disputes arising in connection with the contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration proceedings shall be conducted in the English language. However, Pharmacia may bring action in court for the collection of money.

     Judgment upon any award rendered may be entered in any Court having jurisdiction or application may be made to such Court for a judicial acceptance of the award or an order of enforcement as the case may be.

                                   PHARMACIA
                                    BIOTECH

SCHEDULE D

ORDERING TERMS

All orders should be sent to the OEM business unit by facsimile or mail to the following:

          Bob Penney
          OEM Business Unit
          Pharmacia Biotech
          Science Park
          Milton Road
          Cambridge CB4 4FJ
          England

          Fax:  ++44 1223 420 164
          Tel:  ++44 1223 427 803

Subject to acceptable credit references the product will be delivered and invoiced on account. In the event of payment failure or unacceptable credit references payment by certified bankers cheque with order or wire transfer prior to delivery is required.

                                   PHARMACIA
                                    BIOTECH
SCHEDULE E

PRICES, DELIVERY AND PAYMENT TERMS

PRICES
The price [*].

This price is calculated using an exchange rate of 7.25 SEK = $1. Should, on the day of invoicing, the actual exchange rate, as given by a accredited leading bank, vary by more than (plus/minus) 10% then both parties shall equally share the difference of the actual exchange rate minus the above contract exchange rate. The difference to be added or deducted to the invoice.


DELIVERY
Subject to acceptable credit references the product will be delivered and invoiced on account. In the event of payment failure or unacceptable credit references payment by certified bankers cheque with order or wire transfer prior to delivery is required before delivery can take place.

Delivery is FOB Arlanda Airport according to INCOTERMS 1990. Pharmacia Biotech will endeavor to deliver within 1 week of order placement.


INVOICING & PAYMENT
Invoicing will be on the day of delivery to Arlanda Airport.
General Conditions of payment are covered in SCHEDULE C with the exception of the following specific instructions.


Payment should be made by cheque to:-

Attn: Ewa Allard-Tornelund
Pharmacia Biotech AB
Bjorkgatan 30
S-751 82 Uppsala
Sweden

or wire transfer to:-

Svenska Handelsbanken in Uppsala Sweden
Pharmacia Biotech Account
Account Number: 6514-260603708

                      [*Confidential Treatment Requested]